Exhibit 99(h)(1)

JOINDER NO. 1 TO THE AGENCY SERVICES AGREEMENT

THIS JOINDER NO. 1 (the “Joinder”) to AGENCY SERVICES AGREEMENT, dated January 14, 2026, by and between First Eagle ETF Trust (the “Trust”), for and on behalf of itself and each of the entities listed in Exhibit A hereto, and JPMORGAN CHASE BANK, N.A. (“J.P. Morgan”; with the Trust, each a “Party” and together the “Parties”), in entered into between the Trust and J.P. Morgan.

WHEREAS, the Trust and J.P. Morgan entered into the Agreement pursuant to which J.P. Morgan was appointed to provide certain agency services, and the parties now wish to amend Exhibit “A” of the Agreement to add the following Funds:

1.	First Eagle Core Municipal ETF
2.	First Eagle Small Cap Equity ETF

NOW, THEREFORE in consideration of the mutual agreements contained herein, the Trust and J.P. Morgan agree as follows:

1.	Terms defined in the Agreement shall, save to the extent that the context otherwise requires, bear the same respective meanings in this Joinder.

2.	The Agreement shall be amended as follows:

(a)	Exhibit “A” of the Agreement is hereby deleted in its entirety and replaced by Exhibit “A” to the Joinder hereto.

(b)	Save as amended by this Joinder, the Agreement shall remain in full force and effect in accordance with its terms.

3.	Each party represents to the other parties that all representations contained in the Agreement are true and accurate as of the date of this Joinder, and that such representations are deemed to be given or repeated by each party, as the case may be, on the date of this Amendment.

4.	This Joinder may be executed in any number of counterparts which together shall constitute one agreement. Each Party may enter into this Joinder by executing a counterpart and this Amendment shall not take effect until it has been executed by each Party.

5.	This Joinder shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns.

6.	This Joinder shall be governed by, and construed in accordance with, the law of the State of New York.

[ Signature pages follow ]

Amendment to Agency Services Agreement

IN WITNESS WHEREOF, the Trust and J.P. Morgan have caused their names to be signed by their respective officers thereunto duly authorized, in each case, as of the date first above written.

JP.MORGAN CHASE BANK, N.A.

By:
	Name:	Adam King
	Title:	Executive Director
	Date:	June 16, 2026

FIRST EAGLE ETF TRUST for and on behalf of itself and each of the entities listed in Exhibit A hereto

By:
	Name:	Brandon Webster
	Title:	Chief Financial Officer
	Date:	June 12, 2026

Amendment to Agency Services Agreement

EXHIBIT A

LIST OF ETF SERIES

1.	First Eagle US Equity ETF
2.	First Eagle Mid Cap Equity ETF
3.	First Eagle Core Municipal ETF
4.	First Eagle Small Cap Equity ETF

Amendment to Agency Services Agreement